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WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES

EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

                                                                      Jurisdiction
                                                                  of incorporation or
                                                                      organization

Subsidiary                                                   Country                   State

Wendy's Old Fashioned Hamburgers of New York, Inc.             U.S.                     Ohio
Wendy's Capital Corporation                                    U.S.                   Virginia
Wendy Restaurant, Inc.                                         U.S.                   Delaware
Wendy's of Denver, Inc.                                        U.S.                   Colorado
The New Bakery Co. of Ohio, Inc.                               U.S.                     Ohio
Delavest, Inc.                                                 U.S.                   Delaware
Wentexas, Inc.                                                 U.S.                    Texas
Restaurant Finance Corporation                                 U.S.                     Ohio
Wendco Northwest Limited                                       U.S.                   Delaware
Progressive Rent-A-Car, Inc.                                   U.S.                     Ohio
Wendy's Restaurants of Canada Inc.                           Canada
Wendy's of N.E. Florida, Inc.                                  U.S.                   Florida
Wendy's Old Fashioned Hamburger Restaurants Pty. Ltd.       Australia
Wendy's Restaurants (NZ) Limited                           New Zealand
Wendcreek Venture                                              U.S.                   Florida
M & W (U.K.) Limited                                      United Kingdom
WendServe (Korea), Inc.                                        U.S.                   Delaware
Wendy's Restaurants of Canada (No. 3), Inc.                  Canada
Wendy's Restaurants (Ireland) Limited                       Ireland
WendServe, Inc.                                                U.S.                   Delaware
WENTim Corporation                                             U.S.                   Delaware
Wenark, Inc.                                                   U.S.                   Florida
Wendy's Limited                                          United Kingdom
WENTIM, LTD.                                                 Canada
Delcan, Inc.                                                   U.S.                   Delaware
Delcan Finance No. 1, Inc.                                   Canada
Delcan Finance No. 2, Inc.                                   Canada
Delcan Finance No. 3, Inc.                                   Canada
Delcan Finance No. 4, Inc.                                   Canada
Alberta (Delaware), Inc.                                       U.S.                   Delaware
Tim Donut U.S. Limited, Inc.                                   U.S.                   Florida
T.H.D. Donut (Delaware), Inc.                                  U.S.                   Delaware
The TDL Group Ltd.                                           Canada
Barhav Developments Limited                                  Canada
TIMWEN Partnership                                           Canada
Markdel, Inc.                                                  U.S.                   Delaware
Findel Corp.                                                   U.S.                   Delaware
Domark Investments, Inc.                                       U.S.                   Delaware
Wendy's Financing I                                            U.S.                   Delaware
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